NEWS RELEASE

                                                                        CONTACT:
                                                       Robert L. Montgomery, Jr.
                            Executive Vice President and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5405


  COLUMBUS MCKINNON CORPORATION COMPLETES EVALUATION OF STRATEGIC ALTERNATIVES, COMPANY TO FOCUS ON STRATEGIC, OPERATIONAL AND FINANCIAL INITIATIVES TO ENHANCE
                               EARNINGS AND VALUE

Amherst,  New York, February 20, 2001 - Columbus McKinnon  Corporation  (Nasdaq:
CMCO), announced today that it has completed its previously announced review of strategic alternatives. The result of this review is that Columbus McKinnon will focus on implementing a program of strategic, operational, and financial initiatives designed to enhance shareholder value.

"Over the last year, management and the Board have been engaged, with the assistance of a financial advisor, in an extensive evaluation of numerous options for maximizing shareholder value, including a possible sale or merger of the Company," said Timothy T. Tevens, President and Chief Executive Officer. "Following extensive discussions with potential strategic and financial buyers, our Board of Directors has concluded that shareholder interest would be best served by focusing all our resources and energies on improving CM's financial strength and performance. We are committed to increasing CM's value and, to accomplish this, have begun implementing a comprehensive program of major initiatives to further streamline our operations and enhance future profitability, such as rationalizing our productive capabilities and implementing lean manufacturing methods."

Tevens continued, "Strategically, we will continue to evaluate and restructure the Company to ensure that we have the optimal business mix. We will also continue to focus on internal growth, concentrating on international markets where there is significant growth opportunity particularly in Europe, South America, and Asia. Operationally, we have identified several areas of our business, which will benefit from product line and manufacturing process rationalization as well as further integration of operations. We anticipate that these initiatives will have a significant favorable impact on our cost structure and our ability to better serve our customers. Financially, we will focus on strengthening our balance sheet and lowering our debt-to-equity ratio while at the same time continuing to analyze strategic acquisitions to strengthen our optimal business mix."

                                     -more-


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COLUMBUS MCKINNON CORPORATION
FEBRUARY 20, 2001, PAGE TWO.


Tevens concluded, "While the current business environment is a challenging one, CM's fundamental strength, market leadership, and strong cash flow continue to provide an excellent platform for building long-term value for our shareholders."

Columbus McKinnon Corporation is a broad-line designer, manufacturer and supplier of sophisticated material handling products and integrated material handling systems that are widely distributed to industrial and consumer markets worldwide. Those items that reflect the highest sales of Columbus McKinnon's Products segment are hoists, cranes, welded steel chain and attachments, and industrial components. Integrated material handling solutions are systems that are designed to meet specific applications of end users to increase productivity through material handling. Comprehensive information on Columbus McKinnon is available on its Web site at http://www.cmworks.com
                             ----------------------

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission.

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